Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                            August 12, 2009
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended July 4, 2009 and June 28, 2008, in thousands of dollars except per share amounts.

                                       Three Months Ended     Six Months Ended
                                       July 4,   June 28,    July 4,   June 28,
                                        2009       2008       2009       2008

Net sales                           $  869,830 $  999,951 $1,787,398 $1,993,619

Net earnings attributable to
 Seaboard                           $   26,919 $   20,963 $   42,892 $   90,990


Net earnings per common share       $    21.76 $    16.85 $    34.64 $    73.14

Average number of shares outstanding 1,237,010  1,243,909  1,238,126  1,244,055


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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